Rule 10b5-1 Sales Plan

This Sales Plan dated August 17, 2009 (this “Sales Plan”) is  between James R. Musick (“Seller’) and Ameriprise Financial Services, Inc. acting as agent for Seller.

A. Recitals

1.   This Sales Plan is entered into between Seller and Ameriprise Financial Services, Inc. for the purpose of establishing a trading plan that complies with the requirements of Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

2.   Seller is establishing this Sales Plan in order to permit the orderly disposition of a portion of Seller's holdings of the common stock (the "Stock") of Vitro Diagnostics, Inc. (the "Issuer"), including Stock that Seller has the right to acquire under the outstanding stock options issued by the Issuer listed on Schedule A hereto (the "Options").

B. Seller's Representations, Warranties and Covenants

1. As of the date hereof, Seller is not aware of any material nonpublic information concerning the Issuer or its securities. Seller is entering into this Sales Plan in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.

2.  The securities to be sold under this Sales Plan are owned free and clear by Seller (subject, in the case of shares underlying Options, only to the compliance by Seller with the exercise provisions of such Options) and are not subject to any agreement granting any pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or any other limitation on disposition, other than those which may have been entered into between Seller and Ameriprise Financial Services, Inc. or imposed by Rules 144 or 145 under the Securities Act of 1933, as amended (the "Securities Act").

3. While this Sales Plan is in effect, Seller agrees not to enter into or alter any corresponding or hedging transaction or position with respect to the securities covered by this Sales Plan (including, without limitation, with respect to any securities convertible or exchangeable into the Stock) and agrees not to alter or deviate from the terms of this Sales Plan.

4.  Seller agrees that Seller shall not, directly or indirectly, communicate any information relating to the Stock or the Issuer to any employee of Ameriprise Financial Services, Inc. or its affiliates who are involved, directly or indirectly, in executing this Sales Plan at any time while this Sales Plan is in effect. Any notice given to Ameriprise Financial Services, Inc. pursuant to this Sales Plan shall be given in accordance with paragraph G.5.

5.   (a) Seller agrees to provide Ameriprise Financial Services, Inc. with a certificate dated as of the date hereof and signed by the Issuer substantially in the form of Exhibit A prior to commencement of the Plan Sales Period (as defined below).

(b) Seller agrees to notify Ameriprise Financial Services, Inc. by telephone at the number set forth in paragraph G.5 below as soon as practicable if Seller becomes aware of the occurrence of any event contemplated by paragraph 3 of the certificate set forth as Exhibit A. Such notice shall indicate the anticipated duration of the restriction, but shall not include any other information about the nature of the restriction or its applicability to Seller and shall not in any way communicate any material nonpublic information about the Issuer or its securities to Ameriprise Financial Services, Inc. Such noticeshall be in addition to the notice required to be given to Ameriprise Financial Services, Inc. by the Issuer pursuant to the certificate set forth as Exhibit A hereto.

6.  The execution and delivery of this Sales Plan by Seller and the transactions contemplated by this Sales Plan will not contravene any provision of applicable law or any agreement or other instrument binding on Seller or any of Seller's affiliates or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Seller or Seller's affiliates.

7.  Seller has consulted with Seller's own advisors as to the legal, tax, business, financial and related aspects of, and has not relied upon Ameriprise Financial Services, Inc. or any person affiliated with Ameriprise Financial Services, Inc. in connection with, Seller's adoption and implementation of this Sales Plan. Seller acknowledges that Ameriprise Financial Services, Inc. is not acting as a fiduciary or an advisor for Seller.

8. Seller agrees that until this Sales Plan has been terminated Seller shall not (i) enter into a binding contract with respect to the purchase or sale of Stock with another broker, dealer or financial institution (each, a "Financial Institution"), (ii) instruct another Financial Institution to purchase or sell Stock or (iii) adopt a plan for trading with respect to Stock other than this Sales Plan.

9. (a) Seller agrees to make all filings, if any, required under Sections 13(d), 13(g) and 16 of the Exchange Act in a timely manner, to the extent any such filings are applicable to Seller.

(b) Seller agrees that Seller shall at all times during the Plan Sales Period (as defined below), in connection with the performance of this Sales Plan, comply with all applicable laws, including, without limitation, Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

Paragraphs 10 and 11 are applicable only to shares restricted by Rule 144 and/or Rule 145.

10. Seller agrees to complete, execute and deliver to Ameriprise Financial Services, Inc. a seller representation letter dated as of the date hereof substantially in the form of Exhibit B hereto prior to the commencement of the Plan Sales Period.

11. (a) Seller represents and warrants that the Stock to be sold pursuant to this Sales Plan is currently eligible for sale under Rule 144 or 145.

(b) Seller agrees not to take, and agrees to cause any person or entity with which Seller would be required to aggregate sales of Stock pursuant to paragraph (a)(2) or (e) of Rule 144 not to take, any action that would cause the sales hereunder not to meet all applicable requirements of Rule 144.

(c) Seller agrees to complete, execute and deliver to Ameriprise Financial Services, Inc. Forms 144 for the sales to be effected under this Sales Plan at such times and in such numbers as Ameriprise Financial Services, Inc. shall request, and Ameriprise Financial Services, Inc. agrees to file such Forms 144 on behalf of Seller as required by applicable law. Seller understands and agrees that Ameriprise Financial Services, Inc. shall make one Form 144 filing at the beginning of each three-month period commencing upon the first Sale Day under this Sales Plan.

(d) Seller hereby grants Ameriprise Financial Services, Inc., a power of attorney to complete and/or file on behalf of Seller any required Forms 144. Notwithstanding such power of attorney, Seller acknowledges that Ameriprise Financial Services, Inc. shall have no obligation to complete or file Forms 144 on behalf of Seller except as set forth in subparagraph (c).

(e) Ameriprise Financial Services, Inc. agrees to conduct all sales pursuant to this Sales Plan in accordance with the manner of sale requirement of Rule 144 of the Securities Act and in no event shall Ameriprise Financial Services, Inc. effect any sale if such sale would exceed the then-applicable amount limitation under Rule 144, assuming Ameriprise Financial Services, Inc.'s sales pursuant to this Sales Plan are the only sales subject to that limitation.

12. Seller acknowledges and agrees that Seller does not have, and shall not attempt to exercise, any influence over how, when or whether to effect sales of Stock pursuant to this Sales Plan.

C. Implementation of the Plan

1. Seller hereby appoints Ameriprise Financial Services, Inc. to sell shares of Stock pursuant to the terms and conditions set forth below. Subject to such terms and conditions, Ameriprise Financial Services, Inc. hereby accepts such appointment.

2.  Ameriprise Financial Services, Inc. is authorized to begin selling Stock pursuant to this Sales Plan on        August 17, 2009 and shall cease selling Stock on the earliest to occur of (i) the date on which Ameriprise Financial Services, Inc.is required to suspend or terminate sales under the Sales Plan pursuant to paragraph D.1 below, (ii) the date on which Ameriprise Financial Services, Inc. receives notice of the death of Seller, (iii) the date on which the Issuer or any other person publicly announces a tender or exchange offer with respect to the Stock or a merger, acquisition, reorganization, recapitalization or comparable transaction affecting the securities of the Issuer as a result of which the Stock is to be exchanged or converted into shares of another company, (iv) the date on which Ameriprise Financial Services, Inc. receives notice of the commencement or impending commencement of any proceedings in respect of or triggered by Seller's bankruptcy or insolvency and (v) (specify one or more occurrences that will mark the last day on which sales may occur):  October 31, 2009, and/or the date that the aggregate number of shares of Stock sold pursuant to this Sales Plan reaches 170,000 shares.

3.   (a) Establishing Your Plan Price — During the Plan Sales Period, Ameriprise Financial Services, Inc. shall sell the Daily Sale Amount (as defined below) for the account of Seller on each Sale Day (as defined below), subject to the following restrictions, if desired:  Ameriprise Financial Services, Inc. shall sell shares of Stock pursuant to this Sales Plan at a price at or above $  0.28 per share (before deducting any commission, commission equivalent, mark-up or differential and other expenses of sale) (the "Minimum Sale Price").

 (b) Establishing a Plan Time Schedule— A "Sale Day" is "each Trading Day"  during the Plan Sales Period,  provided that if any Sale Day is not a Trading Day, such Sale Day shall be deemed to fall on the next succeeding Trading Day. A "Trading Day" is any day during the Plan Sales Period that the principal market or exchange for the Stock (the "Principal Market") is open for business and the Stock trades regular way on the Principal Market. Orders placed with Ameriprise Financial are good for 90 calendar days. In the event an Ameriprise financial advisor is submitting this contract on behalf of the client, it is the sole responsibility of the financial advisor to promptly renew orders that may expire under the Sales Plan. Ameriprise Financial Services, Inc. assumes no liability for trades not placed due to expiration of any sales order initially placed by an Ameriprise financial advisor.

(c) Establishing Plan Quantity— The "Daily Sale Amount" for any Sale Day shall be 5,000 (Five thousand) Shares per Sale Day.

(d) Subject to the restrictions set forth in paragraph C.3(a) above, Ameriprise Financial Services, Inc. shall sell the Daily Sale Amount on each Sale Day under ordinary principles of best execution at the then-prevailing market price.

(e)  If, consistent with ordinary principles of best execution or for any other reason, Ameriprise Financial Services, Inc. cannot sell the Daily Sale Amount on any Sale Day, then Brokerage Firm's obligation to sell Stock on such Sale Day pursuant to this Sales Plan shall be deemed to have been satisfied. Nevertheless, if any such shortfall exists after the close of trading on the last Trading Day of the Plan Sales Period, Ameriprise Financial Services, Inc.'s authority to sell such shares for the account of Seller under this Sales Plan shall terminate.

(f)  The Daily Sale Amount or the Minimum Sale Price, if applicable, shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Stock or any change in capitalization with respect to the Issuer that occurs during the Plan Sales Period.

4.    Ameriprise Financial Services, Inc. shall not sell Stock hereunder at any time when:

(i)   Ameriprise Financial Services, Inc., in its sole discretion, has determined that it is prohibited from doing so by a legal, contractual or regulatory restriction applicable to it or its affiliates or to Seller or Seller's affiliates (other than any such restriction relating to Seller's possession or alleged possession of material nonpublic information about the Issuer or the Stock); or

(ii)   Ameriprise Financial Services, Inc. has received notice from the Issuer or Seller of the occurrence of any event contemplated by paragraph 3 of the certificate set forth as Exhibit A hereto; or

(iii) Ameriprise Financial Services, Inc. has received notice from Seller to terminate the Sales Plan in accordance with paragraph D.1 below.

5.   (a) On each day that sales are to be made under this Sales Plan, Ameriprise Financial Services, Inc. shall exercise a sufficient number of Options to effect such sales* in the manner specified below:

exercise first those Options with the lowest exercise price. *See Schedule A on page 5 of this document.

Ameriprise Financial Services, Inc. shall in no event exercise any Option if at the time of exercise the exercise price of the Option is equal to or higher than the market price of the Stock.

(b) Ameriprise Financial Services, Inc. shall, in connection with the exercise of Options, remit to the Issuer the exercise price thereof along with such amounts as may be necessary to satisfy withholding obligations. These amounts shall be deducted from the proceeds of sale of the Stock, together with interest thereon computed in accordance with Ameriprise Financial Services, Inc.'s customary practices.

(c) To the extent that any Stock remains in the Plan Account after the end of the Plan Sales Period or upon termination of this Sales Plan, Ameriprise Financial Services, Inc. agrees to return such Stock promptly to the Issuer's transfer agent for relegending to the extent that such Stock would then be subject to transfer restrictions in the hands of the Seller.

6.    Ameriprise Financial Services, Inc. shall in no event effect any sale under this Sales Plan if the Stock to be sold is not in the Plan Account or underlying an Option that is exercised in accordance with the terms of this Sales Plan on the day of such sale.

7.    Ameriprise Financial Services, Inc. may sell Stock on any national securities exchange, in the over-the-counter market, on an automated trading system or otherwise.

D. Termination

1.  (a) This Sales Plan may be suspended or terminated by Seller at any time upon three days prior written notice sent to Ameriprise Financial Services, Inc. by overnight mail and by facsimile at the address and fax number set forth in paragraph G.5 below. Seller agrees that Seller shall not suspend or terminate this Sales Plan except upon consultation with Seller's own legal advisors.

(b) This Sales Plan shall be suspended or, at Ameriprise Financial Services, Inc.'s option, terminated, if Ameriprise Financial Services, Inc. receives notice from the Issuer of the occurrence of any event contemplated by paragraph 3 of the certificate set forth as Exhibit A hereto.

2.  Seller agrees that Ameriprise Financial Services, Inc. will execute this Sales Plan in accordance with its terms and will not be required to suspend or terminate any sales of the Stock unless Ameriprise Financial Services, Inc. has received notice from Seller or the Issuer in accordance with paragraph D.1 above at least three days prior to the date on which this Sales Plan is to be suspended or terminated.

3.  This Sales Plan may be amended by Seller only upon the written consent of Ameriprise Financial Services, Inc. and receipt by Ameriprise Financial Services, Inc. of the following documents, each dated as of the date of such amendment:

(i)   a representation signed by the Issuer substantially in the form of Exhibit A hereto,

(ii) a certificate signed by Seller certifying that the representations and warranties of Seller contained in this Sales Plan are true at and as of the date of such certificate as if made at and as of such date and

(iii) a seller representation letter completed and executed by Seller substantially in the form of

Exhibit B hereto.

E. Indemnification; Limitation of Liability

1.  (a) Seller agrees to indemnify and hold harmless Ameriprise Financial Services, Inc. and its directors, officers, employees and affiliates from and against all claims, losses, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or attributable to Ameriprise Financial Services, Inc.'s actions taken or not taken in compliance with this Sales Plan or arising out of or attributable to any breach by Seller of this Sales Plan (including Seller's representations and warranties hereunder) or any violation by Seller of applicable laws or regulations. This indemnification shall survive termination of this Sales Plan.

(b) Notwithstanding any other provision hereof, Ameriprise Financial Services, Inc. shall not be liable to Seller for:

(i)   special, indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen, or

(ii)   any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond its reasonable control, including but not limited to failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, severe weather, market disruptions or other causes commonly known as "acts of God".

2.  Seller acknowledges and agrees that in performing Seller's obligations hereunder neither Ameriprise Financial Services, Inc. nor any of its affiliates nor any of their respective officers, employees or other representatives is exercising any discretionary authority or discretionary control respecting management of Seller's assets, or exercising any authority or control respecting management or disposition of Seller's assets, or otherwise acting as a fiduciary (within the meaning of Section 3(21) of the Employee Retirement Income Security Act of 1974, as amended, or Section 2510.3-21 of the Regulations promulgated by the United States Department of Labor) with respect to Seller or Seller's assets. Without limiting the foregoing, Seller further acknowledges and agrees that neither Ameriprise Financial Services, Inc. nor any of its affiliates nor any of their respective officers, employees or other representatives has provided any "investment advice" within the meaning of such provisions, and that no views expressed by any such person will serve as a primary basis for investment decisions with respect to Seller's assets.

F. Agreement to Arbitrate

By reading and accepting the terms of this Agreement, you acknowledge that, in accordance with the Arbitration section, you agree in advance to arbitrate any controversies, which may arise with Ameriprise Financial Services, Inc.  You agree that all controversies that may arise between us (including, but not limited to the brokerage account and any service or advice provided by a broker or representative), whether arising before, on or after the date this agreement is signed shall be determined by arbitration in accordance with the rules then prevailing of the Financial Industry Regulatory Authority. If you do not notify us in writing by registered mail addressed to us at our main office of your designation within five (5) days after making a demand for arbitration or receiving from us a written demand for arbitration, then you authorize us to make such designation on your behalf. You understand that judgment upon any arbitration award may be entered in any court of competent jurisdiction. You are aware of the following:

(a) Arbitration is final and binding on the parties.

(b) The parties are waiving their rights to seek remedies in court, including the right to a jury trial.

(c)  Pre-arbitration discovery is generally more limited than and different from court proceedings.

(d) The arbitrator's award is not required to include factual findings or legal reasoning, and any party's right to appeal or seek modification of rulings by the arbitrators is strictly limited.

(e) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry. No person shall bring putative or certified class action to arbitration nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (a) the class certification is denied;(b) the class is decertified; or (c) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

G. General

1. Proceeds from each sale of Stock effected under the Sales Plan will be delivered to Seller's account (specify account) on a normal three-day settlement basis less any commission, commission equivalent, mark-up or differential and other expenses of sale to be paid to Ameriprise Financial Services, Inc.

2.   In the event that it is necessary for Ameriprise Financial Services, Inc. to borrow or purchase shares of Stock in order to complete any sale on behalf of Seller pursuant to this Sales Plan, Seller authorizes Ameriprise Financial Services, Inc. to borrow or purchase such shares and agrees to be responsible for any expense or loss which Ameriprise Financial Services, Inc. may sustain relating to such borrowing or purchase, including any expense or loss Ameriprise Financial Services, Inc. may sustain as a result of its inability to borrow or purchase shares of the Stock to complete its delivery obligation.

3.   Seller and Ameriprise Financial Services, Inc. acknowledge and agree that this Sales Plan is a "securities contract," as such term is defined in Section 741(7) of Title 11 of the United States Code (the "Bankruptcy Code"), entitled to all of the protections given such contracts under the Bankruptcy Code.

4.  This Sales Plan constitutes the entire agreement between the parties with respect to this Sales Plan and supercedes any prior agreements or understandings with regard to the Sales Plan.

5.  All notices to Ameriprise Financial Services, Inc. under this Sales Plan shall be given to Ameriprise Financial Services, Inc. in the manner specified by this Sales Plan by telephone at 1 (800) 555-9826, by facsimile at (612) 671-6023 or by overnight mail to the address below:

Ameriprise Financial Services, Inc. 1350 Ameriprise Financial Center Minneapolis, MN 55474 Attn: ESO Department

6.   Seller's rights and obligations under this Sales Plan may not be assigned or delegated without the written permission of Ameriprise Financial Services, Inc.

7.   This Sales Plan may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

8.   If any provision of this Sales Plan is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. All other provisions of this Sales Plan will continue and remain in full force and effect.

9. This Sales Plan shall be governed by and construed in accordance with the internal laws of the State of Minnesota and may be modified or amended only by a writing signed by the parties hereto.

10. You understand that Ameriprise Financial Services, Inc. may use and combine information concerning accounts owned by members of a household to provide them with a single paper copy of shareholder documents. Prospectuses, supplements, annual reports, semiannual reports and proxies may be included. Under this, household is defined as two or more shareholders who share the same address and either share the same last name or have indicated that they are married or domestic partners. This remains in effect unless notified otherwise. You understand that if you wish to continue receiving multiple copies of prospectuses, supplements, annual reports, semiannual reports and proxies, you can call (866)

273-7429 and reference the client number found on your statement. Multiple mailings will resume within 30 days of the request.

NOTICE: THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE IN PARAGRAPH F, page 4, Agreement to Arbitrate.

IN WITNESS WHEREOF, the undersigned have signed this Sales Plan as of the date first written above.

Seller Name:  James R. Musick

Seller Title:  President and CEO

/s/ James R. Musick,  Dated August 12, 2009

Ameriprise Financial Services, Inc.

Financial Advisor Name: Whitney W. Grimm

Title:  Financial Advisor

ISSUER REPRESENTATION (Exhibit A)

1.   Vitro  Diagnostics, Inc. (the "Issuer") represents that it has approved the Sales Plan dated   August 17, 2009 (the "Sales Plan") between   James   R  Musick ("Seller") and Ameriprise Financial Services, Inc. relating to the common stock of Vitro Diagnostics, Inc. the Issuer (the "Stock").

2.  The sales to be made by Ameriprise Financial Services, Inc. for the account of Seller pursuant to the Sales Plan will not violate the Issuer's insider trading policies, and to the best of the Issuer's knowledge there are no legal, contractual or regulatory restrictions applicable to Seller or Seller's affiliates as of the date of this representation that would prohibit Seller from entering into the Sales Plan or prohibit any sale pursuant to the Sales Plan.

3.  If, at any time during the Plan Sales Period, a legal, contractual or regulatory restriction that is applicable to Seller or Seller's affiliates, including, without limitation, any restriction related to a merger or acquisition accounted for as a "pooling of interests" or a stock offering requiring an affiliate lock-up, would prohibit any sale pursuant to the Sales Plan (other than any such restriction relating to Seller's possession or alleged possession of material nonpublic information about the Issuer or its securities), the Issuer agrees to give Ameriprise Financial Services, Inc. notice of such restriction by telephone or facsimile as soon as practicable. Such notice shall be made at telephone number 1 (800) 555-9826 or facsimile number (612) 671-6023 and shall indicate the anticipated duration of the restriction, but shall not include any other information about the nature of the restriction or its applicability to Seller or otherwise communicate any material nonpublic information about the Issuer or its securities to Ameriprise Financial Services, Inc.

4.  To avoid delays in connection with transfers of stock certificates and settlement of transactions under the Sales Plan, and in acknowledgment of Ameriprise Financial Services, Inc.'s agreement in paragraph B.1 1 of the Sales Plan that sales of Stock under the Sales Plan will be effected in compliance with Rule 144 of the Securities Act of 1933, as amended, and Ameriprise Financial Services, Inc. agreement in paragraph C.5 of the Sales Plan to return any unsold shares to the Issuer's transfer agent for relegending to the extent such shares would then be subject to transfer restrictions in the hands of the Seller, the Issuer agrees that it will, immediately upon Seller's directing delivery of Stock into an account at Ameriprise Financial Services, Inc. in the name of and for the benefit of Seller, instruct its transfer agent to process the transfer of shares and issue a new certificate to Seller that does not bear any legend or statement restricting its transferability to a buyer.

5.   The Issuer acknowledges that Seller has authorized Ameriprise Financial Services, Inc. to serve as Seller's agent and attorney-in-fact to exercise certain options to purchase the Stock from time to time pursuant to the Sales Plan. The Issuer agrees to accept, acknowledge and effect the exercise of such options by Ameriprise Financial Services, Inc. and the delivery of the underlying Stock to Ameriprise Financial Services, Inc. (free of any legend or statement restricting its transferability to a buyer) upon receipt of a completed Stock Option Cashless Exercise Form in the form attached to the Sales Plan as Exhibit C. Authorized Officer Name

James R.  Musick
Authorized Officer Title
President and CEO

/s/ James R Musick,  Dated August 12, 2009

EXHIBIT B

RULE 144 SELLER'S LETTER

August 12, 2009

Ameriprise Financial Services, Inc.

c/o American Enterprise Investment Services, Inc.

P.O. Box 9446

Minneapolis, MN 55440

Gentlemen or Madame:

In connection with the proposed sell by me of   170000 shares of common stock of Vitro   Diagnostics,   Inc, under Rule 144 of the Securities Act of 1933, I hereby represent to you that:

1.  I have not made, and will not make any payment in connection with the execution of the above order to any persons other than Ameriprise Financial Services, Inc.

2.  I have not solicited or arranged for the solicitation of orders to buy in anticipation of or in connection with this transaction.

3.  I have not sold any shares of the Company within the preceding three (3) months, and I have no sell orders open with any other broker, and will not place any pending execution or cancellation of this order.

4.  To the best of my knowledge, members of my immediate family and others with whom I am acting in concert or am closely associated have not sold shares of the Company stock within the preceding three (3) months.

5.  I have not had a short position in or any put or other option to dispose of any securities of the Company within the preceding twenty-four (24) months.

6.  In the event that any or all of the securities I am selling are restricted as defined in paragraph (a) (3) of the Rule 144,1 warrant that I have beneficially owned these securities for a period of a least one (1) year as computed in accordance with paragraph (d) of Rule 144.

7. Enclosed is an executed copy of Form 144, three copies of which were transmitted to the Securities and Exchange Commission and (where applicable) one copy of which was sent to the OTC.BB Stock Exchange on August 17, 2009. (I understand that no form need to be filed if the amount of the securities to be sold during any three (3) month period does not exceed 500 shares and the aggregate does not exceed $10,000 worth of securities.)

I am familiar with Rule 144 of the Securities and Exchange Commission and agree that you may rely upon the above statements in executing the order referred to above.

Sincerely,

James R.  Musick

/s/ James R Musick